Exhibit 99.1

Chimera Investment Corporation Reports Estimated Taxable EPS for the 3rd Quarter 2011 of $0.13; GAAP EPS of $0.06

NEW YORK--(BUSINESS WIRE)--November 18, 2011--Chimera Investment Corporation (NYSE: CIM) today reported GAAP net income of $65.9 million or $0.06 per average share for the quarter ended September 30, 2011, as compared to $116.3 million or $0.13 per average share for the quarter ended September 30, 2010, and $134.6 million or $0.13 per average share for the quarter ended June 30, 2011. As previously disclosed, estimated taxable income for the quarter ended September 30, 2011, was $0.13 per share.

During the quarter ended September 30, 2011, the Company sold residential mortgage-backed securities (RMBS) with a carrying value of $2.3 million for realized gains of $28 thousand. During the quarter ended September 30, 2010, the Company sold RMBS with a carrying value of $206.0 million for realized gains of $2.0 million. During the quarter ended June 30, 2011, the Company sold RMBS with a carrying value of $16.4 million for realized losses of $381 thousand.

The Company declared common stock dividends of $0.13, $0.18, and $0.13 per share for the quarters ended September 30, 2011, September 30, 2010, and June 30, 2011, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as differences in premium amortization, discount accretion, unrealized and realized gains and losses, credit loss recognition, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2011 based on the September 30, 2011 closing price of $2.77 was 18.77%. On a GAAP basis, the Company provided an annualized return on average equity of 7.76%, 16.00% and 15.42%, for the quarters ended September 30, 2011, September 30, 2010, and June 30, 2011, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “Our third quarter results reflect the variability of cash flows in a portfolio of mortgages and mortgage-backed securities. While the credit of our structured holdings is behaving as expected, we did witness a decline in prepayment speeds in our portfolio of senior and subordinated pieces, which slowed the accretion of discount in the period. Market conditions remain turbulent and I believe our conservative approach to managing our portfolio has positioned us to take advantage of opportunities as they arise.”

Beginning with the Company’s financial statements for the period ended September 30, 2011, the Company will evaluate its investments in securities rated less than AA, non-rated non-Agency securities and other subordinate securities for impairment under ASC 325-40 - Investments-Other – Beneficial Interest in Securitized Transactions and will make immaterial restatements to previously presented financial information in prior comparable periods. Alexandra Denahan, Chief Financial Officer of the Company, commented on the restatements: “The Company retrospectively applied the OTTI guidance of ASC 325-40 to its portfolio to determine what the effect would be on previously reported financial statements had the Company always applied ASC 325-40. I want to re-emphasize that the effect of this evaluation is immaterial non-cash changes in our GAAP financial statements that in no way affect our previously announced economic or GAAP book value, cash flows and taxable income. As we base our dividend distributions on taxable income, not GAAP income, this evaluation has no impact on dividends for any prior or future period.”

For the quarter ended September 30, 2011, the annualized yield on average interest earning assets was 7.21% and the annualized cost of funds on the average borrowed funds balance, including the realized gains and losses on interest rate swaps, was 2.33% for an interest rate spread of 4.88%. This is a 61 basis point increase from the 4.27% annualized interest rate spread for the quarter ended September 30, 2010, and an 87 basis point decrease from the 5.75% annualized interest rate spread for the quarter ended June 30, 2011. Beginning with the Company’s consolidated financial statements for the quarter and six month period ending June 30, 2011, interest expense on interest rate swaps are presented in other gains (losses) as realized gains (losses) on interest rate swaps. This change does not affect GAAP or taxable net income, stockholders’ equity, cash flows or earnings per share. Consolidated financial statements for periods prior to June 30, 2011 will be conformed to the restated presentation. Leverage was 1.8:1, 1.3:1, and 1.9:1 at September 30, 2011, September 30, 2010, and June 30, 2011, respectively. Recourse leverage was 1.2:1, 0.5:1 and 1.3:1 at September 30, 2011, September 30, 2010, and June 30, 2011, respectively.

The following table summarizes portfolio information for the Company:

	September 30, 2011	September 30, 2010	June 30, 2011

Interest earning assets at period-end *	$9,648,420	$7,173,376	$10,014,236
Interest bearing liabilities at period-end	$6,155,185	$3,844,440	$6,471,407
Leverage at period-end	1.8:1	1.3:1	1.9:1
Leverage at period-end (recourse)	1.2:1	0.5:1	1.3:1
Portfolio Composition, at principal value
Non-Agency RMBS	71.6%	82.8%	71.5%
Senior	0.0%	5.7%	0.0%
Senior, interest only	34.0%	32.2%	33.6%
Subordinated	26.3%	29.6%	26.0%
Subordinated, interest only	1.6%	2.0%	1.6%
Senior, non-retained	9.7%	13.3%	10.3%
Agency RMBS	25.5%	12.3%	25.5%
Securitized loans	2.9%	4.9%	3.0%
Fixed-rate percentage of portfolio	80.6%	55.9%	80.4%
Adjustable-rate percentage of portfolio	19.4%	44.1%	19.6%
Annualized yield on average interest earning assets for the quarter ended	7.21%	8.85%	8.19%
Annualized cost of funds on average borrowed funds for the quarter ended**	2.33%	4.58%	2.44%

*	Excludes cash and cash equivalents.
**	Includes the effect of realized losses on interest rate swaps.

The following table summarizes characteristics for each asset class:

September 30, 2011
					Weighted
		Weighted			Average
		Average	Weighted	Weighted	Yield		Weighted
		Amortized	Average	Average	(Loss	Annualized	Average 3
	Principal or	Cost	Fair	Coupon	Adjusted)	Yield	Month CPR
	Notional	Basis at	Value at	at	at	Over	at
	Value at	Period-	Period-	Period-	Period-	Current	Period-
	Period-End	End	End	End	End	Quarter	End
Non-Agency Mortgage-Backed Securities
Senior	$1,282	$96.91	$91.85	1.00%	2.70%	19.15%	22%
Senior, interest only	$6,323,254	$6.10	$5.07	1.84%	10.61%	-3.69%	16%
Subordinated	$4,886,224	$51.17	$41.91	3.99%	12.56%	20.08%	15%
Subordinated, interest only	$299,578	$9.98	$8.86	2.87%	17.34%	34.80%	16%
Senior, non-retained	$1,794,023	$93.22	$112.25	5.10%	4.85%	7.98%	14%
Agency Mortgage-Backed Securities	$4,728,152	$102.89	$106.67	4.74%	4.15%	4.13%	11%
Securitized loans
Senior	$236,582	$101.18	$101.18	5.46%	5.16%	4.98%	20%
Senior, interest only	$249,964	$0.01	$0.01	0.37%	100.00%	4789.84%	20%
Subordinated	$53,042	$101.09	$101.09	5.08%	4.77%	1.63%	20%

The Company’s portfolio is comprised of Non-Agency and Agency RMBS and securitized whole residential mortgage loans. During the quarter ended September 30, 2011, the Company recorded no loan loss provision as compared to a provision of $482 thousand for the quarter ended September 30, 2010. No loan loss provision was recorded for the quarter ended June 30, 2011.

The Constant Prepayment Rate on the Company’s portfolio was 14%, 16%, and 14% as of September 30, 2011, September 30, 2010, and June 30, 2011, respectively. The net accretion of discounts was $49.1 million, $65.3 million and $78.8 million for the quarters ended September 30, 2011, September 30, 2010, and June 30, 2011, respectively. The net accretion of discounts will differ for GAAP and tax purposes due to differences such as the methodology to amortize premiums and accrete discounts and GAAP OTTI as opposed to actual principal write-downs that impact taxable income. The total net discount remaining was $2.0 billion, $2.4 billion and $2.0 billion at September 30, 2011, September 30, 2010, and June 30, 2011, respectively.

General and administrative expenses, including the management fee and loan loss provision, as a percentage of average interest earning assets were 0.51%, 0.62%, and 0.50% for the quarters ended September 30, 2011, September 30, 2010, and June 30, 2011, respectively. At September 30, 2011, September 30, 2010, and June 30, 2011, the Company had a GAAP common stock book value per share of $3.27, $3.29, and $3.35, respectively. At September 30, 2011, September 30, 2010, and June 30, 2011, the Company had an estimated economic book value per share of $3.01, $3.41, and $3.08, respectively. Estimated economic book value considers the fair values of only the assets the Company owns or is able to dispose of, pledge, or otherwise monetize, and specifically excludes the non-retained Non-Agency RMBS and the corresponding non-retained securitized debt, as presented in the Company’s consolidated statements of financial condition. The Company’s estimate of economic book value has important limitations. Should the Company sell the assets in its portfolio, it may realize materially different proceeds from the sale than estimated as of the reporting date.

The Company invests in residential mortgage-backed securities, residential mortgage loans, commercial mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (REIT), is externally managed by Fixed Income Discount Advisory Company.

The Company will hold the third quarter 2011 earnings conference call Monday, November 21, 2011, at 10:00 a.m. EST. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls and the pass code is 2546625. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the pass code is 10005697. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on Email Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	For the quarter ended

	September 30, 2011	June 30, 2011	March 31, 2011		September 30, 2010
	(unaudited)	(unaudited)	(unaudited)	December 31, 2010	(unaudited)
Assets:
Cash and cash equivalents	$9,824	$16,080	$16,295	$7,173	$11,949
Non-Agency RMBS, at fair value
Senior	321,483	347,900	329,782	987,685	1,065,145
Subordinated	2,074,409	2,173,005	2,266,560	2,210,858	1,866,911
Senior, non-retained	2,013,798	2,176,692	2,368,212	2,330,568	1,967,812
Agency RMBS, at fair value	4,952,721	5,013,760	4,879,382	2,133,584	1,884,193
Securitized loans held for investment, net of allowance for loan losses of $7.0 million $7.5 million, $8.0 million, $6.6 million, and $6.0 million, respectively	286,009	302,879	326,295	353,532	389,315
Receivable for investments sold	-	-	6,192	-	-
Accrued interest receivable	55,539	57,946	58,570	49,088	47,767
Other assets	422	847	1,270	1,212	360
Interest rate swaps, at fair value	-	-	5,876	-	-
Total assets	$9,714,205	$10,089,109	$10,258,434	$8,073,700	$7,233,452

Liabilities:
Repurchase agreements, Agency RMBS	$4,171,190	$4,320,487	$3,870,407	$1,600,078	$1,568,223
Repurchase agreements, non-Agency RMBS	-	-	-	208,719	-
Securitized debt, loans held for investment	230,767	245,984	266,363	289,236	320,552
Securitized debt, non-Agency RMBS, non-retained	1,753,228	1,904,936	2,091,371	1,956,079	1,955,665
Payable for investments purchased	-	-	311,610	127,693	279,649
Accrued interest payable	11,538	11,529	12,543	11,641	11,164
Dividends payable	133,443	133,425	143,676	174,445	158,811
Accounts payable and other liabilities	1,583	1,355	1,234	393	810
Investment management fees payable to affiliate	13,417	13,196	12,807	12,422	11,411
Interest rate swaps, at fair value	44,970	19,658	6,033	9,988	24,820
Total liabilities	$6,360,136	$6,650,570	$6,716,044	$4,390,694	$4,331,105

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,500,000,000 shares authorized, 1,027,246,793, 1,027,167,395, 1,027,107,362, 1,027,034,357, and 883,169,403 shares issued and outstanding, respectively	$10,264	$10,263	$10,262	$10,261	$8,822
Additional paid-in-capital	3,603,040	3,602,671	3,602,339	3,601,890	3,056,659
Accumulated other comprehensive income (loss)	29,972	47,253	152,540	321,537	49,480
Retained earnings (accumulated deficit)	(289,207)	(221,648)	(222,751)	(250,682)	(212,614)
Total stockholders' equity	$3,354,069	$3,438,539	$3,542,390	$3,683,006	$2,902,347
Total liabilities and stockholders' equity	$9,714,205	$10,089,109	$10,258,434	$8,073,700	$7,233,452

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the quarter ended

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Net Interest Income:
Interest income	$177,640	$208,803	$214,133	$160,550	$139,683
Interest expense	7,217	7,481	8,002	9,480	8,034

Interest income, non-retained	35,030	38,415	34,124	31,018	55,088
Interest expense, non-retained	25,575	28,312	27,575	27,573	32,237
Net interest income (expense)	179,878	211,425	212,680	154,515	154,500
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(249,257)	(114,592)	(69,124)	(36,017)	(51,922)
Non-credit portion of loss recognized in other comprehensive income (loss)	208,081	83,639	35,749	12,202	42,112
Net other-than-temporary credit impairment losses	(41,176)	(30,953)	(33,375)	(23,815)	(9,810)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(25,312)	(19,500)	9,831	14,831	(13,583)
Realized gains (losses) on interest rate swaps	(4,500)	(4,297)	(2,847)	(2,596)	(2,493)
Gains (losses) on interest rate swaps	(29,812)	(23,797)	6,984	12,235	(16,076)
Net gains (losses) on interest-only RMBS	52	(4,442)	-	-	-
Net gains (losses) on embedded derivatives in interest-only RMBS	(28,175)	(2,234)	-	-	-
Realized gains (losses) on sales of investments, net	28	(381)	1,695	7,899	2,032
Total other gains (losses)	(57,907)	(30,854)	8,679	20,134	(14,044)
Net investment income (loss)	80,795	149,618	187,984	150,834	130,646
Other expenses:
Management fee	13,252	13,152	12,750	12,229	11,318
Provision for loan losses	-	-	1,442	577	482
General and administrative expenses	1,830	1,820	1,487	1,648	1,798
Total other expenses	15,082	14,972	15,679	14,454	13,598
Income (loss) before income taxes	65,713	134,646	172,305	136,380	117,048
Income taxes	(171)	118	698	3	752
Net income (loss)	$65,884	$134,528	$171,607	$136,377	$116,296

Net income (loss) per share-basic and diluted	$0.06	$0.13	$0.17	$0.14	$0.13
Weighted average number of shares outstanding-basic and diluted	1,027,195,404	1,027,130,496	1,027,063,055	967,544,377	883,147,726
Comprehensive income (loss):
Net income (loss)	$65,884	$134,528	$171,607	$136,377	$116,296
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(58,429)	(136,621)	(200,677)	256,141	24,132
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	41,176	30,953	33,375	23,815	9,810
Reclassification adjustment for net realized losses (gains) included in net income (loss)	(28)	381	(1,695)	(7,899)	(2,032)
Other comprehensive income (loss)	(17,281)	(105,287)	(168,997)	272,057	31,910
Comprehensive income (loss)	$48,603	$29,241	$2,610	$408,434	$148,206

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the nine months ended

	September 30, 2011	September 30, 2010
Net Interest Income:
Interest income	$600,576	$401,929
Interest expense	22,700	21,907

Interest income, non-retained	107,569	169,723
Interest expense, non-retained	81,462	87,488
Net interest income (expense)	603,983	462,257
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(432,973)	(135,136)
Non-credit portion of loss recognized in other comprehensive income (loss)	327,469	84,032
Net other-than-temporary credit impairment losses	(105,504)	(51,104)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(34,981)	(24,820)
Realized gains (losses) on interest rate swaps	(11,644)	(3,192)
Gains (losses) on interest rate swaps	(46,625)	(28,012)
Net gains (losses) on interest-only RMBS	(4,390)	-
Net gains (losses) on embedded derivatives in interest-only RMBS	(30,409)	-
Realized gains (losses) on sales of investments, net	1,342	2,374
Total other gains (losses)	(80,082)	(25,638)
Net investment income (loss)	418,397	385,515
Other expenses:
Management fee	39,154	28,695
Provision for loan losses	1,442	2,112
General and administrative expenses	5,137	4,367
Total other expenses	45,733	35,174
Income (loss) before income taxes	372,664	350,341
Income taxes	645	753
Net income (loss)	$372,019	$349,588

Net income (loss) per share-basic and diluted	$0.36	$0.45
Weighted average number of shares outstanding-basic and diluted	1,027,130,136	773,777,431
Comprehensive income (loss):
Net income (loss)	$372,019	$349,588
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(395,727)	100,504
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	105,504	51,104
Reclassification adjustment for net realized losses (gains) included in net income (loss)	(1,342)	(2,374)
Other comprehensive income (loss)	(291,565)	149,234
Comprehensive income (loss)	$80,454	$498,822

CONTACT:
Chimera Investment Corporation
Investor Relations
1-866-315-9930
www.chimerareit.com